EXHIBIT 99.1

9th Annual FBR Growth Conference June 1, 2005

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about NationsHealth, including statements regarding anticipated enrollment and private sector market opportunities in Medicare Part D programs, the data to be obtained by NationsHealth through enrollment bases, NationsHealth's continued enrollment efficiency, the potential success of our strategic partnerships and projected financial impact of the Medicare Part D program on NationsHealth; none of which should be construed in any manner as a guarantee that such results will in fact occur. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability of our strategic partner to be awarded a Part D contract; our capacity to obtain funding to support the Part D strategic partnership; projections with respect to Part D enrollment and market opportunities; ability to maintain our existing customer base and our customers' desire to take advantage of our Part D services; our dependence on key personnel; continued access to enrollment bases; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth's business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of medical products and pharmacy benefits; timing and market acceptance of new products sold by NationsHealth; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in NationsHealth's Annual Report on Form 10- KSB/A for the fiscal year ended December 31, 2004 and NationsHealth's other reports on file with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this presentation and NationsHealth assumes no obligation to update or revise the information contained herein.

Corporate Overview NASDAQ listed: NHRX Current market cap: $160 Million More than 2.8 million discount prescription drug card holders 134,000 Medicare Part B patients Fully licensed pharmacy and distribution center Nearly 400 employees Aggregate...Affinity...Action

Business Of NationsHealth Aggregate healthcare lives Assess individual healthcare needs Enroll in Part D & Part B services Manage patient healthcare needs related to Part D and Part B Aggregate...Affinity...Action

Clear Steps To Part B Success 2002 to 2005 Invested in and perfected highly scaleable infrastructure for patient enrollment, disease compliance, and customer service 1. Forged strategic partnerships to more efficiently enroll additional patients 2. Grew patient base to 134,000 4. Launched retail initiative with Kmart 3. Aggregate...Affinity...Action

Clear Steps Toward Part D Success 2002 to 2005 Established credibility with CMS through experience with discount prescription drug card and Medicare Part B business 1. Invested in and created patient service expertise, building affinity among patients and recognition as their healthcare source 2. Appointed former senior CMS advisor as Chief Strategic Officer 3. Forged strategic partnership with Cigna Healthcare 4. Aggregate...Affinity...Action

Medicare Part D Created by Medicare Modernization Act (MMA) of 2003 Largest expansion to Medicare since the program's inception Designed for private sector implementation creating a $35 billion market opportunity for approved Part D plans and partners 20+ million anticipated to enroll; 6.3 million of which to be low-income, subsidized enrollees Senior Prescription Drug Coverage Aggregate...Affinity...Action

Creating Synergy

The Cigna-NationsHealth Partnership



Cigna	NationsHealth
• Insurance product design	• Multi-million patient base with strong affinity
• Formulary design	• Medicare experience
• Insurance licenses	• "Senior-centric" service
• Brand recognition	• Established infrastructure
• Financial commitment	• Financial commitment

Aggregate…Affinity…Action

Core Medicare Part D Prospects

The NationsHealth Eligible Patient Base



- 800,000 NationsHealth high affinity patients
  - *Frequent discount prescription drug card users*
  - *Part B supplies patients*



- 1.2 million NationsHealth discount prescription drug cardholders
  - *Less frequent users of card*



- Retail NationsHealth/Kmart Part B patients

Aggregate…Affinity…Action

Medicare Part D Enrollment Potential

Audience	Approx. Size	Characteristics
NationsHealth Patients	2,000,000	Strong affinity and relationship advantage
Auto-enrolled	6,000,000	CMS to distribute these patients among eligible plans
"Free Agents"	30,000,000	NationsHealth has proven track record of success enrolling these prospects

Aggregate…Affinity…Action

Premium $1,600 Claims Costs $1,416 Administration Costs $ 120 Pretax Income $ 64 Enrollees 500,000 1,000,000 1,500,000 Revenue $800 $1,600 $2,400 Pretax Income $ 32 $ 64 $ 96 Medicare Part D Sample Economics Per Enrollee per Year* Financial Impact for Approved PDPs and Partners ($ in millions) * This represents a sample PDP based on research estimates, not a representation of the NationsHealth - CIGNA product

The Future Of NationsHealth A 21st Century Healthcare Company Medicare Part D Prescription Drug Plan Mail-order Medicare Part B Diabetes, Respiratory, Ostomy, and Specialty Pharmaceuticals Retail Part B Diabetes, Respiratory, Ostomy, and Specialty Pharmaceuticals Managed Care Diabetes, Respiratory, Ostomy, and Specialty Pharmaceuticals Aggregate...Affinity...Action

NationsHealth Manages range of healthcare needs for senior population, not just DME Tailor-made infrastructure and systems for this market Ability to offer multiple products and services Uniquely positioned for Medicare Part D Business Summary Aggregate...Affinity...Action